NOTICE OF GUARANTEED DELIVERY FOR
                   TENDER OF 11 3/8% SENIOR SUBORDINATED NOTES
                   DUE 2009, SERIES A OF FALCON PRODUCTS, INC.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Falcon Products, Inc. (the "Company"), made pursuant to the Prospectus, dated ______, 1999 (the "Prospectus"), if certificates for the outstanding 11 3/8% Senior Subordinated Notes Due 2009, Series A of the Company (the "Original Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach IBJ Whitehall Bank & Trust Company (the "Exchange Agent") on or prior to 12:00 Midnight, New York City time, on the Expiration Date of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. See the sections entitled "The Exchange Offer-Procedures for Tendering" and "The Exchange Offer-Guaranteed Delivery Procedures" in the Prospectus. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Prospectus.

        Delivery To: IBJ Whitehall Bank & Trust Company, Exchange Agent

    By Mail:                    Facsimile               By Hand, Courier,
                                Transmission:           or Certified Or
IBJ Whitehall Bank              (212) 858-2611          Express Mail:
& Trust Company
P.O. Box 84                     (for eligible           IBJ Whitehall Bank
Bowling Green Station           institutions only)        & Trust Company
New York, New York 10274-0084   Confirmation of         One State Street
Attn: Reorganization            Receipt of Facsimile    New York, New York 10004
      Operations                 by Telephone:          Attn: Securities
                                (212) 858-2103          Processing Window,
                                                        Subcellar One, (SC-1)

                         For Information or Assistance:

                       IBJ Whitehall Bank & Trust Company
                                One State Street
                            New York, New York, 10004
                         Attn: Reorganization Operations
                                 (212) 858-2103


         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THEN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

         Upon the terms and conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer-Guaranteed Delivery Procedures."

Principal Amount of Original Notes Tendered:*

$
 -----------------------------------------
Certificate Nos. (if available)

------------------------------------------   If Original Notes will be delivered
                                             by   book-entry   transfer  to  The
                                             Depository  Trust Company,  provide
                                             account  number.   Total  Principal
                                             Amount   Represented   by  Original
                                             Notes Certificate(s):

$                                            Account Number
 -----------------------------------------

* Must be in denominations of principal amount of $1,000 and any integral multiple thereof

         ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED, AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

                                PLEASE SIGN HERE

X
  -----------------------------------------      -------------------------------

X
  -----------------------------------------      -------------------------------
  Signature(s) of Owner(s) or Authorized                   Date
  Signatory

         Area Code and Telephone Number:
                                         ---------------------------------------

         Must be signed by the holder(s) of Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement of documents transmitted with this Notice of Guaranteed Delivery. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
              ------------------------------------------------------------------

Capacity:
              ------------------------------------------------------------------

Address(es):
              ------------------------------------------------------------------

                                    GUARANTEE
                    (Not to be used for signature guarantee)


         The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer-Guaranteed Delivery Procedures," together with one or more properly completed and duly executed Letter(s) of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution hereof.

         The undersigned acknowledges that it must deliver the Letter of Transmittal (and any other required documents) and the Original Notes tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.


------------------------------------------     ---------------------------------
Name of Firm                                   Authorized Signature

------------------------------------------     ---------------------------------
Address                                        Title

------------------------------------------     ---------------------------------
Zip Code                                       (Please Type or Print)

------------------------------------------     ---------------------------------
Area Code and Tel. No.                         Dated:


NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.